As filed with the Securities and Exchange Commission on January 20, 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Safety Insurance Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-4191699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Custom House Street Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED SAFETY INSURANCE GROUP, INC. 2018 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

George M. Murphy President and Chief Executive Officer Safety Insurance Group, Inc. 20 Custom House Street Boston, Massachusetts 02110 (617) 951-0600
(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ◻	Non-accelerated filer ◻	Smaller reporting company ◻	Emerging growth company ◻
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Safety Insurance Group, Inc. (the “Registrant”) for the purpose of registering an additional 350,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) that may become issuable under the Registrant’s Amended and Restated 2018 Long-Term Incentive Plan (the “Amended Plan”). The Board of Directors approved the Amended Plan on March 24, 2022. The Amended Plan increased the share pool limit by adding 350,000 Common Stock to the Amended Plan as of its effective date, June 1, 2022.

These additional shares of Common Stock are securities of the same class as other securities for which the Registrant’s Registration Statement on Form S-8 (File No. 333-226690) was filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 08, 2018 (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the new information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021;
(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, as filed with the SEC on May 6, 2022, August 5, 2022, and November 4, 2022, respectively;
(c)	The Registrant’s Current Reports on Form 8-K, filed with the SEC on March 25, 2022, June 2, 2022, June 6, 2022, August 3, 2022, and October 6, 2022.
(d)	The description of the Common Stock as set forth in the Registrant’s Registration Statement on Form 8-A (File No. 000-50070), filed with the SEC on November 5, 2002, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including any subsequent amendments or reports filed for the purpose of updating such description; and
(e)	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2022 (File No. 000-50070).

All reports and other documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents, except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Certificate of Incorporation of Safety Insurance Group, Inc., as amended.
4.2	Amended and Restated Bylaws of Safety Insurance Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-50070) filed on June 6, 2022.
5.1	Opinion of DLA Piper LLP (US) counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Amended and Restated Safety Insurance Group, Inc. 2018 Long-Term Incentive Plan (filed herewith)
107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on January 20, 2023.

SAFETY INSURANCE GROUP, INC.

By:	/s/ George M. Murphy
George M. Murphy
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Safety Insurance Group, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint George M. Murphy and Christopher T. Whitford as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ George M. Murphy
George M. Murphy	President and Chief Executive Officer (Principal Executive Officer)	January 20, 2023

/s/ Christopher T. Whitford
Christopher T. Whitford	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 20, 2023

/s/ David F. Brussard
David F. Brussard	Chairman of the Board	January 20, 2023

/s/ Peter J. Manning
Peter J. Manning	Director	January 20, 2023

/s/ Mary C. Moran
Mary C. Moran	Director	January 20, 2023

/s/ Deborah E. Gray
Deborah E. Gray	Director	January 20, 2023

/s/ Thalia M. Meehan
Thalia M. Meehan	Lead Independent Director	January 20, 2023

/s/ John D. Farina
John D. Farina	Director	January 20, 2023